Exhibit 10.39

THIRD AMENDMENT TO
SUBLEASE AGREEMENT

This THIRD AMENDMENT TO SUBLEASE AGREEMENT (this "Amendment") is made and entered into effective as of this 9th day of October, 2017 (the "Effective Date"), by and between NXP USA, Inc. a Delaware corporation (hereinafter referred to as "Sublandlord"), and Everspin Technologies, Inc., a Delaware corporation (hereinafter referenced to as "Subtenant").

RECITALS:

WHEREAS, VWP-BV CM 5670, LLC, a Delaware limited liability company ("Master Landlord"), and Sublandlord, as successor in interest to NXP Semiconductors USA, Inc., a Delaware corporation, entered into that certain Lease dated June 23, 2014 (the "Lease") regarding the lease of certain premises located at 5670 West Chandler Blvd., Chandler, Arizona 85226, as more particularly described in the Lease (the "Premises"); and

WHEREAS, Sublandlord and Subtenant entered into that certain Sublease Agreement dated effective January 31, 2017 (the "Original Sublease"), as amended by that certain First Amendment to Sublease Agreement dated February 13, 2017 (the "First Amendment"), and as further amended by that ce1iain Second Amendment to Sublease Agreement dated February 28, 2017 (the "Second Amendment", and together with the Original Sublease and the First Amendment, the "Sublease").

WHEREAS, pursuant to the Original Sublease, Subtenant subleased from Sublandlord approximately 6,560 square feet out of the first floor of the Premises as more particularly identified therein (the "Lab Premises").

WHEREAS, pursuant to the First Amendment, Subtenant subleased from Sublandlord approximately 3,463 square feet out of the first floor of the Premises as more particularly identified therein (the "Existing Office Premises", and together with the Lab Premises, the "Existing Subleased Premises").

WHEREAS, capitalized terms used in this Amendment and not otherwise defined will have the same meaning as given to them in the Sublease.

WHEREAS, the parties desire to amend the Sublease in accordance with the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises hereinafter made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Renewal Term.  Section l .c. of the Second Amendment is hereby deleted in its entirety. Section 2(a) of the Original Sublease is hereby amended such that Subtenant's renewal term, if exercised, will expire on August 31, 2024.

Third Amendment to Sublease Agreement

2.          Expansion of the Premises.  Effective as of December 1, 2017 (the "Office Expansion Date"), the term "Subleased Premises" shall mean the Existing Subleased Premises and those certain premises consisting of approximately 17,951 rentable square feet located adjacent to the Existing Subleased Premises (the "Expansion Office Premises"). The Lab Premises, the Existing Office Premises and the Expansion Office Premises are depicted on Exhibit A attached hereto. Except as expressly set forth otherwise herein, the Expansion Office Premises shall be subject to the same terms and conditions as the Existing Subleased Premises, as set forth in the Sublease. For clarification, the initial Term (with respect to the entire Subleased Premises) expires on January 31, 2022,  and Subtenant's option to renew the Term, set forth in Section 2 of the Original Sublease, must be exercised with respect to the entire Subleased Premises.

3.          Rent.  From and after the Office Expansion Date, Base Rent for the Subleased Premises shall be as set forth in the tables below. Base Rent during the renewal term shall be as set forth below, and the provisions in Section 2(a) of the Original Sublease regarding Fair Market Rent are hereby deleted. For purposes of calculating Base Rent, the rentable area of the Lab Premises is stipulated to be 6,560 square feet, the rentable area of the Existing Office Premises is stipulated to be 3,463 square feet, and the rentable area of the Expansion Office Premises is stipulated to be 17,951 square feet.

LAB PREMISES
Lease Month	Annual Base Rent for Expansion Premises	Monthly Base Rent for Expansion Premises
December 1, 2017- February 28, 2018	$20.00 per rentable square foot	$10,933.33
March 1, 2018- February 28, 2019	$20.50 per rentable square foot	$11,206.67
March 1, 2019 - February 28, 2020	$21.00 per rentable square foot	$11,480.00
March 1, 2020 - February 28, 2021	$21.50 per rentable square foot	$11,753.33
March 1, 2021- January 31, 2022	$22.00 per rentable square foot	$12,026.67
February 1, 2022 - January 31, 2023	$22.00 per rentable square foot	$12,026.67
February 1, 2023 - January 31, 2024	$22.00 per rentable square foot	$12,026.67
February 1, 2024 - August 31, 2024	$22.00 per rentable square foot	$12,026.67

Third Amendment to Sublease Agreement

EXISTING OFFICE PREMISES
Lease Month	Annual Base Rent for Expansion Premises	Monthly Base Rent for Expansion Premises
December 1, 2017 - October 31, 2018	$18.50 per rentable square foot	$5,338.79
November 1, 2018 - November 30, 2019	$18.00 per rentable square foot	$5,194.50
December 1, 2019 - November 30, 2020	$18.50 per rentable square foot	$5,338.79
December 1, 2020 - November 30, 2021	$19.00 per rentable square foot	$5,483.08
December 1, 2021 - November 30, 2022	$19.50 per rentable square foot	$5,627.38
December 1, 2022 - November 30, 2023	$20.00 per rentable square foot	$5,771.67
December 1, 2023 - August 31, 2024	$20.50 per rentable square foot	$5,915.96

EXPANSION OFFICE PREMISES
Lease Month	Annual Base Rent for Expansion Premises	Monthly Base Rent for Expansion Premises
December 1, 2017- October 31, 2018	$0.00 per rentable square foot	$0.00
November 1, 2018 - November 30, 2019	$18.00 per rentable square foot	$26,926.50
December 1, 2019 - November 30, 2020	$18.50 per rentable square foot	$27,674.46
December 1, 2020 - November 30, 2021	$19.00 per rentable square foot	$28,422.42
December 1, 2021- November 30, 2022	$19.50 per rentable square foot	$29,170.38
December 1, 2022 - November 30, 2023	$20.00 per rentable square foot	$29,918.33
December 1, 2023 - August 31, 2024	$20.50 per rentable square foot	$30,666.29

4.          Early Access. Sublandlord shall permit Subtenant to access the Expansion Office Premises prior to the Expansion Office Date for the purpose of making the Expansion Office Premises ready for occupancy and such access shall be subject to all of the provisions of

Third Amendment to Sublease Agreement

the Sublease (other than the requirement to pay Rent); provided, however, that the (i) consent of Master Landlord is obtained prior to such access (or any occupancy); and (ii) Subtenant delivers to Sublandlord copies of policies of insurance required under the Sublease or certificates evidencing the existence and amounts of such insurance. Said early access or possession shall not advance the expiration date of the Tenn.

5.          Furniture.  Sublandlord shall leave the furniture located in the Expansion Office Premises as of the Expansion Office Date for Subtenant's use (the "Furniture"). Sublandlord shall have no duty to repair or replace the Furniture during the Term of the Sublease, and Sublandlord makes no representation or warranty as to the quality or condition of the Furniture. On or before November 30, 2019, Subtenant shall pay Sublandlord $12,000.00 in exchange for a bill of sale from Sublandlord conveying the Furniture to Subtenant in its "AS IS" condition.

6.          Permitted Use.  The Existing Office Premises and the Expansion Office Premises may only be used by Subtenant for general office purposes together with related marketing, training and other administrative support services and for no other reason or purpose.

7.          As Is.  The Expansion Office Premises shall be delivered to Subtenant in its present condition, "AS IS" and "WITH ALL FAULTS" as set forth in Section 10 of the Original Sublease. Sublandlord's obligation to install common hallways or other access-ways within the Subleased Premises as set forth in Section 10(b) of the Original Sublease is hereby terminated.

8.          Security Deposit.  Within one (1) business day after the Effective Date, Subtenant shall deposit an additional $32,264.00 with Sublandlord,  which amount shall become part of the Security Deposit.

9.          Parking.  As of the Expansion Office Date, notwithstanding Section 12 of the Original Sublease to the contrary, Subtenant shall be permitted to use 84 uncovered, unreserved parking spaces at $0.00 per month, and 28 covered, reserved parking spaces at

$40.00 per space per month. Notwithstanding the foregoing, commencing on the Office Expansion Date and expiring 11 months thereafter, parking charges for 20 of the covered, reserved parking spaces shall be abated.

10.        Master Landlord Consent.  Sublandlord and Subtenant each acknowledge and agree that this Amendment is subject to and conditioned upon the Sublandlord obtaining the prior written consent of Master Landlord in accordance with the terms of the Lease.

11.        Full Force and Effect.  Except as expressly amended by this Amendment, all terms and conditions of the Sublease remain unmodified, in full force and effect.

12.        Broker. The parties acknowledge that they have not dealt with any broker or finder in connection with this Amendment, except David Barrett and Jamie Swirtz, agents for CBRE ("Broker"), and Jim Sadler, agent for Keyser ("Subtenant's Broker"). Sublandlord agrees to pay, pursuant to a separate agreement, any commissions due to Broker and Subtenant's Broker arising in connection with this Amendment. Sublandlord and Subtenant hereby represent and warrant each to the other that they have not employed any agents, brokers or other such parties in connection  with this Amendment,  other than Broker  and Subtenant's Broker,

Third Amendment to Sublease Agreement

and each agrees that they shall indemnity and hold the other harmless from and against any and all claims of all other agents, brokers or other such parties claiming by, through or under the respective indemnifying party in connection with this Amendment.

13.        Authority.  Each party represents and warrants that it has due power and lawful authority to execute and deliver this Amendment and to perform its obligations hereunder; and the Sublease and this Amendment are the valid, binding and enforceable obligations of such patty.

Third Amendment to Sublease Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

SUBLANDLORD:

NXP USA, INC.,
a Delaware corporation

By:	/s/ Mark Kroeker
Name:	Mark Kroeker
Title:	Authorized Representative
Date:	10-12-2017

SUBTENANT:

EVERSPIN TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Jeff Winzeler
Name:	Jeff Winzeler
Title:	C.F.O.
Date:	10-17-2017

Third Amendment to Sublease Agreement

CONSENT OF LANDLORD TO AMENDMENT TO SUBLEASE

See attached.

Third Amendment to Sublease Agreement

EXHIBIT A

THE SUBLEASED PREMISES

The space identified as "6,560 RSF" on the attached exhibit is the Lab Premises.

The space identified as "3,463 RSF" on the attached exhibit is the Existing Office Premises.

The space identified as " 17,951 RSF" on the attached exhibit is the Expansion Office Premises.

Third Amendment to Sublease Agreement
Exhibit A

Third Amendment to Sublease Agreement
Exhibit A

CONSENT OF LANDLORD TO THIRD AMENDMENT TO SUBLEASE

KWC Chandler-Midway LLC, an Arizona limited liability company (" Master  Landlord"), as successor to VWP-BV CM 5670,  LLC, a Delaware limited liability company (the "Original Landlord"), hereby consents to the terms and conditions of that certain Third Amendment to Sublease Agreement (the "Third Amendment") by and between NXP USA, Inc., a Delaware corporation ('Sublandlord") and Everspin Technologies,  Inc., a Delaware corporation ("Subtenant"),  subject to the following terms and conditions:

1.          Incorporation of Terms. Capitalized terms used herein and not defined herein shall have the meaning ascribed thereto in the Third Amendment.

2.          Monument Sign.  Attached hereto as Exhibit  A is a copy of that certain Sign Panel License Agreement, dated as  of September 4, 2013, (the "License Agreement") by and between Chandler Midway Corporate Center Condominium Association (the "Association") and the Original Landlord. Attached hereto as Exhibit B is a copy of that certain Monument Sign Agreement, dated December 7, 2016,  by and among the Association, the Original Landlord, VWP-BV Condos, LLC, a Delaware limited liability company, and VWP-BV CM 5710, LLC, a Delaware  limited liability company (the "Monument Sign  Agreement"). "Monument Sign"  shall mean that certain monument sign identified as, and defined as, "Monument Sign" in the Monument Sign Agreement. "Panel" shall have the meaning ascribed thereto in the License Agreement. Notwithstanding the final sentence of Section 39.1 of the Lease, Master Landlord transfers its right to use the Panel pursuant to the License  Agreement to Subtenant (the "Panel  Sign Usage"), subject to the following terms and conditions:

(a)        The Panel Sign Usage shall only apply during such time as Subtenant is subleasing and occupying one hundred percent (100%) of the Premises leased by Sublandlord from Master Landlord under the Lease (subject to any period of non-occupancy as a result of damage or destruction, in which event the terms and provisions of Article 12 of the Lease shall apply to determine the cessation of the period of non-occupancy).

(b)        The Panel Sign Usage shall not be transferable by Subtenant and shall not apply to or be deemed transferred to any other subtenant of Sublandlord without the consent of Master Landlord.

(c)        Subtenant shall comply with all of the terms and provisions of Section 39.1 of the Lease and the License Agreement governing the use of the Panel as set forth therein.

(d)        The original term of the License Agreement (referred to therein as the "Duration of Term") expires December 1, 2023.  Section 3.2 of the License Agreement (as amended pursuant to the Monument Sign Agreement) provides that Master Landlord shall have a right of first refusal (the "ROFR") to extend the term of the License Agreement for four (4) consecutive terms of five (5) years each.  Provided Sublandlord has not exercised its Early Termination Right under Section 2.4 of the Lease to terminate the Lease on May 31,  2022 and the Association complies with the terms and provisions of Section 3.2 governing the ROFR, Master Landlord shall continue to exercise the ROFR during such period that the Lease remains in full force and effect.

(e)        Section 5.1 of the License Agreement (as amended by the Monument Sign Agreement) provides that, commencing December l, 2023, Master Landlord, in its capacity as the Licensee under the License Agreement, pay the Association an annual fee of $2,500.00 (the " Fee"),  due and payable by December 15th of each year.  Provided Sublandlord has not exercised its Early Termination Right under Section 2.4 of the Lease to terminate the Lease on May 31,  2022, on December 1, 2023 and on the first day of December in each succeeding year during the balance of the Term of the Lease, Sublandlord shall pay

Master Landlord the Fee in order that Master Landlord may pay the Association the Fee on or before December 15 th of each such year.

3.          Building Fascia Sign.  Pursuant to Section 39.1 of the Lease, Sublandlord has the right to place one sign on the Building fascia. Subtenant shall be entitled to succeed to Sublandlord's right to place one sign on the Building fascia during such period that Subtenant is subleasing and occupying one hundred percent (100%) of the Premises leased by Sublandlord from Master Landlord under the Lease (subject to any period of non-occupancy as a result of damage or destruction, in which event the terms and provisions of Article 12 of the Lease shall apply to determine the cessation of the period of non-occupancy). Subtenant further acknowledges and agrees that the Building fascia signage Subtenant installs shall be subject to the review and consent of Master Landlord and the City of Chandler, all as more fully set forth in Section 39.1 of the Lease.

4.          Roofing Antennae. To the extent Subtenant desires to install Antennae (as such term is defined in Section 1.4 of the Lease) on the roof of the Building, Subtenant shall comply with all of the terms and conditions set forth in Section 1.4 of the Lease governing the Antennae.

5.          Miscellaneous.

(a)         By consenting to the Third Amendment, Master Landlord is not relieving Sublandlord of any of its obligations, duties, liabilities or responsibilities under the Lease or waiving Master Landlord's rights to enforce the Lease as against Sublandlord.

(b)        Master Landlord reserves all of its rights under the Lease as against Sublandlord and shall not be required under any condition to pursue remedies against the Subtenant prior to, or in conjunction with any actions against Sublandlord under the Lease.

(c)        Contemporaneously with the delivery of this executed Consent, pursuant to Section 14.5 of the Lease Sublandlord will tender to Master Landlord (i) a check in the amount of One Thousand and 00/100 Dollars ($1,000.00), as and for the administrative fee Landlord is entitled to recover in accordance with Article 14.5 of the Lease and (ii) a check in the amount of Seven Hundred Fifty and 00/100 Dollars ($750.00), as and for the legal costs incurred by Master Landlord in the review and approval of the Panel Sign Usage and Building fascia signage requests.

(d)        Sublandlord acknowledges that there exists no default, breach, failure of condition or event of default by Master Landlord under the Lease, nor any event or condition which, with notice or the passage of time, or both, would constitute a default, breach, failure of condition or event of default thereunder, and Master Landlord has, as of the date hereof, complied with all of the terms and conditions of the Lease. In case of any conflict between the provisions of this Consent and the provisions of the Sublease, the provisions of this Consent shall prevail unaffected by the Sublease.

(e)        This Consent may be executed in any number or counterparts, all such counterparts shall be deemed to constitute one and the same instrument, and each such counterpart shall be deemed an original hereof.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Consent of Landlord to Third Amendment to Sublease to be effective as of the date first above written.

MASTER LANDLORD:

KWC CHANDLER-MIDWAY LLC,
an Arizona limited liability company

By:	Kramer-Wilson Company, Inc.,
a Delaware corporation, its Manager

	By:	/s/ Kevin Wilson
	Its:	President

SUBLANDLORD:

NXP USA, INC., a Delaware corporation

By:	/s/ Mark Kroeker
	Print Name:	Mark Kroeker
	Title:	Authorized Representative

SUBTENANT:

EVERSPIN TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Jeff Winzeler
	Print Name:	Jeff Winzeler
	Title:	C.F.O.

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EXHIBIT A

Sign Panel License Agreement

EXHIBIT B

Monument Sign Agreement